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                                                                    Exhibit 23.a

                              ARTHUR ANDERSEN LLP

                     Independent Public Accountants Report

To the Board of Directors of
Saul Centers, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 1999 included in Saul Centers, Inc. Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                /s/ Arthur Andersen LLP

Washington, DC
September 27, 1999